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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) November 26, 2007


                              HAROLD'S STORES, INC.
             (Exact name of registrant as specified in its charter)


          Oklahoma                       1-10892                 73-1308796
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)


            5919 Maple Avenue
              Dallas, Texas                                       75235
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code            (214) 366-0600


         (Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     As disclosed in a Form 8-K on November 13, 2007, Chief Financial Officer Jodi L. Taylor has tendered her resignation to the Company, effective December 6, 2007. Ms. Taylor has accepted a position as Chief Financial Officer at The Container Store, Inc. in Dallas, Texas.

     On November 26, 2007, the Audit Committee of the Board of Directors approved two internal promotions of long-term financial employees at the Company, effective December 7, 2007. Robert P. Cole, age 41, an employee of the Company since 1993, has been promoted from Controller to Chief Financial Officer (serving also as Principal Accounting Officer). Prior to Harold's Stores, Inc., Mr. Cole worked in finance in the oil and gas industry at Tenneco Gas. In addition, Brian K. Wolf, age 39, has been promoted from Assistant Controller to Controller. Mr. Wolf is a CPA and has been Assistant Controller of the Company since 1999. Prior to Harold's Stores, Inc., Mr. Wolf was Controller at Eateries, Inc. restaurants from 1996 to 1999, and prior to that he was with Arthur Andersen as a Senior Auditor from 1991 to 1995. Each of these individuals will serve at the pleasure of the Board of Directors.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              HAROLD'S STORES, INC.



Date: November 30, 2007              By: /s/ Jodi L. Taylor
                                         -----------------------------
                                         Jodi L. Taylor, Chief Financial Officer